Exhibit 4.4

COMMON SHARES		COMMON SHARES

NUMBER FSR			SHARES
Flagstone Reinsurance Holdings, S.A. Société Anonyme Registered address: 37 Val St. André L1128, Luxembourg R.C.S. Luxembourg: [to be allocated]
ORGANIZED AND EXISTING IN ACCORDANCE WITH THE LAWS OF LUXEMBOURG		CUSIP L 3466 T104

THIS IS TO CERTIFY THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF PAR VALUE US$0.01 EACH OF FLAGSTONE REINSURANCE HOLDINGS S.A.
transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation  of the Company and all amendments thereof, to all of which the holder by acceptance hereof assents, and shall be transferable in accordance therewith. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK (NEW YORK, NY)

BY	TRANSFER AGENT AND REGISTRAR

	AUTHORIZED SIGNATURE	DEPUTY CHAIRMAN AND DIRECTOR	CHAIRMAN AND DIRECTOR

Flagstone	Reinsurance Holdings, S.A.
Société Anonyme Registered Address: 37 Val St André L-1128, Luxembourg R.C.S. Luxembourg [to be allocated]

The Company will furnish without charge, to each shareholder who so requests, a copy of the provisions setting forth the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof which the Company is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Company or to the Transfer Agent named on the face hereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
under Uniform Gifts to Minors Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

X
	NOTICE:	Assignor: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
Assignee: Signature of person accepting the Shares